Exhibit 20.4
Page 1 of 3

                    Navistar Financial 1997 - A Owner Trust
                        For the Month of February 1999
                      Distribution Date of March 15, 1999
                           Servicer Certificate #23

Original Pool Amount Initial Receivables                  $411,613,980.45
Subsequent Receivables (transferred 5/9/97)                $76,128,743.83
Subsequent Receivables (transferred 5/23/97)               $12,254,010.44

Beginning Pool Balance                                    $207,620,567.00
Beginning Pool Factor                                           0.4256764

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $10,722,317.52
     Interest Collected                                     $1,713,667.45

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $611,363.77
Total Additional Deposits                                     $611,363.77

Repos / Chargeoffs                                            $472,933.32
Aggregate Number of Notes Charged Off                                 141

Total Available Funds                                      $13,047,348.74

Ending Pool Balance                                       $196,425,316.16
Ending Pool Factor                                              0.4027232

Servicing Fee                                                 $173,017.14

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $11,456,670.00
     Target Percentage                                               5.25%
     Target Balance                                        $10,312,329.10
     Minimum Balance                                       $10,499,931.43
     (Release) / Deposit                                     ($956,738.57)
     Ending Balance                                        $10,499,931.43

Current Weighted Average APR:                                       9.971%
Current Weighted Average Remaining Term (months):                   30.57

Delinquencies                                            Dollars         Notes
     Installments:              1 - 30 days          $2,105,114.68       1,503
                                31 - 60 days           $523,356.35         405
                                60+  days              $198,809.50         111

     Total:                                          $2,827,280.53       1,527

     Balances:                  60+  days            $2,141,730.71         111

Memo Item - Reserve Account
     Prior Month                                    $10,900,079.77
+    Invest. Income                                     $43,584.97
+    Excess Serv.                                      $513,005.26
+    Transfer (to) / from Collections Account                $0.00
     Beginning Balance                              $11,456,670.00

Exhibit 20.4
Page 2 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of February 1999

                                                                                NOTES
                                                          (Money Market)
                                           TOTAL           CLASS A - 1        CLASS A - 2       CLASS A - 3       CLASS B NOTES
                                     $500,000,000.00     $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                     0.00%            100.00%              0.00%             0.00%
     Coupon                                                      5.841%             6.350%             6.750%            6.950%

Beginning Pool Balance               $207,620,567.00
Ending Pool Balance                  $196,425,316.16

Collected Principal                   $10,722,317.52
Collected Interest                     $1,713,667.45
Charge - Offs                            $472,933.32
Liquidation Proceeds / Recoveries        $611,363.77
Servicing                                $173,017.14
Cash Transfer from Reserve Account             $0.00
Total Collections Available
  for Debt Service                    $12,874,331.60

Beginning Balance                    $207,620,567.00              $0.00     $14,120,567.00    $176,000,000.00    $17,500,000.00

Interest Due                           $1,166,075.50              $0.00         $74,721.33        $990,000.00       $101,354.17
Interest Paid                          $1,166,075.50              $0.00         $74,721.33        $990,000.00       $101,354.17
Principal Due                         $11,195,250.84              $0.00     $11,195,250.84              $0.00             $0.00
Principal Paid                        $11,195,250.84              $0.00     $11,195,250.84              $0.00             $0.00

Ending Balance                       $196,425,316.16              $0.00      $2,925,316.16    $176,000,000.00    $17,500,000.00
Note / Certificate Pool Factor                                   0.0000             0.0132             1.0000            1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                   $12,361,326.34              $0.00     $11,269,972.17        $990,000.00       $101,354.17

Interest Shortfall                             $0.00              $0.00              $0.00              $0.00             $0.00
Principal Shortfall                            $0.00              $0.00              $0.00              $0.00             $0.00
     Total Shortfall                           $0.00              $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                         $513,005.26
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance        $11,456,670.00
(Release) / Draw                        ($956,738.57)
Ending Reserve Acct Balance           $10,499,931.43

Exhibit 20.4
Page 3 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of February 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                                5                  4                3                  2                1
                                             Oct-98             Nov-98           Dec-98             Jan-99           Feb-99
Beginning Pool Balance                   $254,755,489.66   $240,890,570.76   $230,016,203.77   $217,928,630.54   $207,620,567.00

A)  Loss Trigger:
    Principal of Contracts Charged Off       $460,785.95       $590,222.43       $488,784.67       $766,089.07       $472,933.32
    Recoveries                             $1,240,533.25       $382,660.2        $176,389.85       $619,965.12       $611,363.77

Total Charged Off (Months 5, 4, 3)         $1,539,793.05
Total Recoveries (Months 3, 2, 1)          $1,407,718.74
Net Loss / (Recoveries) for 3 Mos            $132,074.31 (a)

Total Balance (Months 5, 4, 3)           $725,662,264.19 (b)

Loss Ratio Annualized  [(a/b) * (12)]             0.2184%

Trigger:  Is Ratio > 1.5%                             No
                                                                                 Dec-98             Jan-99          Feb-99

B)   Delinquency Trigger:                                                      $3,106,967.70     $2,623,141.48     $2,141,730.71
     Balance delinquency 60+ days                                                   1.35076%          1.20367%          1.03156%
     As % of Beginning Pool Balance                                                 1.15451%          1.25806%          1.19533%
     Three Month Average

Trigger:  Is Average > 2.0%                           No

C)   Noteholders Percent Trigger:                 2.1528%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                           No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer